Exhibit 4.23

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

(the First Avianca Leasing Assignment)

in respect of [***] Aircraft

between

AVIANCA HOLDINGS S.A.,

as Avianca Holdings;

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

as Avianca;

AVIANCA LEASING L.L.C.

as Avianca Leasing

and

AIRBUS S.A.S.

as the Seller

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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This assignment, assumption and amendment agreement (the “First Avianca Leasing Assignment”) is made

BETWEEN:

(1)

AVIANCA HOLDINGS S.A., (legal successor of AviancaTaca Hoding S.A.), a company created and existing under Panamanian law having its registered office at Calle Aquilino de la Guardia No. 8, Ciudad de Panamá, República de Panamá (“Avianca Holdings”);

(2)	AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, a company created and existing under the laws of Colombia having its registered office at Avenida Calle 26 No. 59-15 Bogota, Colombia (“Avianca”);

(3)

AVIANCA LEASING L.L.C., a company created and existing under the laws of Delaware, having its registered office at National Registered Agents Inc., 160 Greentree Drive, Suite 101, CITY OF DOVER, COUNTY OF KENT, DE 19904, U.S.A. (“Avianca Leasing”); and

(4)

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”).

(together, the “Parties” and each, a “Party”).

WHEREAS:

(A)

On December 27th, 2011, the Seller and Avianca Holdings have entered into an A320 Family Purchase Agreement (the “Avianca Holdings Agreement”) [***] for the purchase by Avianca Holdings and the sale by the Seller of [***] ([***]) Airbus A320 Family aircraft (the “Aircraft”), upon the terms and subject to the conditions contained therein;

(B)

On February 28th, 2013, Avianca Holdings and the Seller have entered into an Amendment N°1 to the Avianca Holdings Agreement to amend certain of its provisions (the “Amendment N°1 to the Avianca Holdings Agreement”);

(C)

On February 28th, 2013, Avianca Holdings, Avianca and the Seller have entered into an Assignment, Assumption and Amendment Agreement (the “First Avianca Assignment”), whereby Avianca Holdings partially transferred and assigned to Avianca its rights, title, benefits and interests and its obligations and liabilities under the Avianca Holdings Agreement as amended by the Amendment No1 to the Avianca Holdings Agreement in relation [***] ) of the Aircraft, as further described therein.

The Avianca Holdings Agreement as partially transferred and assigned to Avianca pursuant to the First Avianca Assignment, is hereinafter referred to as the “Avianca Agreement”.

(D)

On February 28th, 2013, GRUPO TACA HOLDINGS LIMITED, created and existing under the laws of the Commonwealth of The Bahamas and having its principal office at Winterbotham Place, Marlborough and Queen Streets. P.O. Box N-3026 Nassau, The Bahamas (“Taca”), Avianca Holdings and the Seller have

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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entered into an Assignment, Assumption and Amendment Agreement (the “First Taca Assignment”), whereby Avianca Holdings partially transferred and assigned to Taca its rights, title, benefits and interests and its obligations and liabilities under the Avianca Holdings Agreement as amended by the Amendment No1 to the Avianca Holdings Agreement in relation to the other [***] Aircraft, as further described therein.

The Avianca Holdings Agreement as partially transferred and assigned by to Taca pursuant to the First Taca Assignment, is hereinafter referred to as the “Taca Agreement”.

(E)

On February 28th, 2014, Avianca and the Seller have entered into an Amendment N°1 to the Avianca Agreement (the “Amendment N°1 to the Avianca Agreement”) to [***] Aircraft bearing rank number [***] into [***] Aircraft.

(F)

On March 31st, 2014, Taca and the Seller have entered into an Amendment N°1 to the Taca Agreement (the “Amendment N°1 to the Taca Agreement”) to convert [***] Aircraft bearing rank numbers [***] into [***] Aircraft and [***] Aircraft bearing rank number [***] into an [***] Aircraft.

(G)

As of the date hereof, Avianca Holdings, Avianca and the Seller have entered into an Assignment, Assumption and Amendment Agreement (the “Second Avianca Assignment”), whereby with respect to [***] Aircraft out of the [***] Aircraft referred to in (C), Avianca’s rights, title, benefits and interests and its obligations and liabilities have been transferred back to Avianca Holdings.

(H)

As of the date hereof, Avianca Holdings, Taca and the Seller have entered into an Assignment, Assumption and Amendment Agreement (the “Second Taca Assignment”), whereby with respect to [***] Aircraft out of the [***] Aircraft referred to in (D), Taca’s rights, title, benefits and interests and its obligations and liabilities have been transferred back to Avianca Holdings.

(I)

Avianca Holdings wishes to transfers and assign to Avianca Leasing all of its rights, title, benefits and interests and all of its obligations and liabilities under the Avianca Holding s Agreement (except as set out herein or as amended herein) so far as they relate to the Assigned Avianca Leasing Aircraft (as defined below) and Avianca Leasing wishes to acquires such rights, title, benefits, interests, obligations and liabilities.

(J)

As a condition to the Seller agreeing to this Avianca Leasing Assignment, Avianca shall be jointly and severally liable with Avianca Leasing for Avianca Leasing’s performance under the Avianca Leasing Agreement (as defined below).

NOW THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Except as otherwise defined herein capitalized terms used herein shall have the same meanings as ascribed thereto in the Avianca Holdings Agreement. The following terms shall have the following meanings:

“Assigned Avianca Leasing Aircraft” means any or all of the following [***] Airbus A320 Family Aircraft under the Avianca Holdings Agreement:

[***]

“Avianca Leasing Agreement” means the Avianca Holdings Agreement as assigned from Avianca Holdings to Avianca Leasing in accordance with the terms of this First Avianca Leasing Assignment.

“Effective Date” means the date of entry into force of this First Avianca Leasing Assignment which shall be deemed to be the date of execution of each of the following: (i) this First Avianca Leasing Assignment; (ii) the Second Avianca Assignment and (iii) the Second Taca Assignment.

“Encumbrance” means any encumbrance or security interest whatsoever, howsoever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lien, assignment, statutory right in rem, hypothecation, title, retention, attachment, levy, claim, right of possession or detention, right of set-off (but excluding any right of set-off arising by way of operation of law) or any agreement or arrangement having a similar effect to any of the foregoing.

“New Buyer” means with respect to the Avianca Leasing Agreement, Avianca Leasing and Avianca, jointly and severally as the “Buyer” therunder.

1.2	Interpretation

In this First Avianca Leasing Assignment:

(i)	unless expressly specified otherwise, references to clauses are to be construed as references to the clauses of this First Avianca Leasing Assignment;

(ii)

references to this First Avianca Leasing Assignment (or to any specified provisions of this First Avianca Leasing Assignment) or any other document shall be construed as references to this First Avianca Leasing Assignment, that provision or that document as in force for the time being and as amended in accordance with its terms.

(iii)	words importing the plural shall include the singular and vice versa;

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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(iv)	headings to clauses or sections are for convenience only and are to be ignored in construing this First Avianca Leasing Assignment;

(v)

references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof and shall include references to its successors, permitted transferees and permitted assigns;

(vi)

references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(vii)	liability includes any obligation or liability (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise); and

(viii)	the words herein, hereof and hereunder, and words of similar import shall be construed to refer to a document in its entirety and not to any particular provision of such document.

2	ASSIGNMENT, ASSUMPTION AND AMENDMENT

As of, and with effect from, the Effective Date:

(i)

Avianca Holdings shall assign and transfer to the New Buyer all of the rights, title, benefits and interests and all of the obligations and liabilities of Avianca Holdings under the Avianca Holdings Agreement except as set forth in Clause 6 herein and as amended pursuant to Clause 5 herein, so far as they relate only to the Assigned Avianca Leasing Aircraft;

(ii)

the New Buyer shall assume, undertake and perform all of the obligations and liabilities of Avianca Holdings under the Avianca Holdings Agreement except as set forth in Clause 6 herein and as amended pursuant to Clause 5 herein so far as they relate only to the Assigned Avianca Leasing Aircraft in every way as if the New Buyer had at all times been a party to the Avianca Holdings Agreement in place of Avianca Holdings;

(iii)

with respect to the Assigned Avianca Leasing Aircraft and all of the rights, title, benefits and interests of Avianca Holdings under the Avianca Holdings Agreement except as set forth in Clause 6 herein, Avianca Holdings: (i) irrevocably and forever releases the Seller from all of its respective covenants, undertakings, obligations, duties, responsibilities and liabilities under the Avianca Holdings Agreement to the extent that the same relate to the Assigned Avianca Leasing Aircraft; and (ii) irrevocably and forever waives any rights against the Seller with respect to the Assigned Avianca Leasing Aircraft and any of their rights, title, benefits and interests under the Avianca Holdings Agreement from and continuing at all times after the Effective Date.

3	PRE-DELIVERY PAYMENT TRANSFER

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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3.1

Avianca Holdings and the Seller acknowledge that, pursuant to the Avianca Holdings Agreement, Avianca Holdings has paid to the Seller certain Pre-delivery Payments, in relation to the Assigned Avianca Leasing Aircraft.

3.2

Pursuant to certain arrangements between Avianca Holdings and the New Buyer and for good and valuable consideration, Avianca Holdings hereby irrevocably instructs the Seller (i) to apply the Pre-delivery Payments paid by Avianca Holdings to the Seller pursuant to the Avianca Holdings Agreement in respect of the Assigned Avianca Leasing Aircraft for the benefit of the New Buyer and (ii) to treat such payment as having been made by and on behalf of Avianca Leasing towards partial satisfaction of its obligations to pay the Pre-delivery Payments pursuant to the Avianca Leasing Agreement.

3.3

Each of the Seller and Avianca Leasing accepts the instructions contained in Clause 3.2 and the Seller hereby agrees to transfer the benefit of the Pre-delivery Payment amount in respect of the Assigned Avianca Leasing Aircraft in accordance therewith. Avianca Holdings agrees that (i) the Seller’s obligation to refund any Pre-delivery Payment amount in respect of the Assigned Avianca Leasing Aircraft to Avianca Holdings shall have been fully satisfied and (ii) Avianca Holdings hereby irrevocably waives any further claim it may have against the Seller arising out of the payment arrangements contained in this First Avianca Leasing Assignment and/or Avianca Holdings Agreement.

3.4

The Seller acknowledges the aforesaid assignment, transfer, assumption, release and undertaking and consents to the same. For the avoidance of doubt, the Seller shall be responsible to perform its obligations to the New Buyer under the Avianca Holdings Agreement (except as set forth in Clause 6 herein) as contemplated in this First Avianca Leasing Assignment so far as they relate only to the Assigned Avianca Leasing Aircraft in every way as if the New Buyer had at all times been a party to the Avianca Holdings Agreement in place of Avianca Holdings.

3.5	Each of the foregoing agreements (set forth in Clauses 3.2, 3.3 and 3.4 above) is conditional on, and shall take effect simultaneously with, the others.

3.6

Each of Avianca Holdings and the New Buyer agree that the Seller shall incur no additional obligations or liabilities in connection with agreeing to consent to the assignment and assumption contemplated herein, and each of Avianca Holdings and the New Buyer agrees to indemnify and hold harmless the Seller to the extent of any losses, costs, expenses, liabilities and/or damages suffered by the Seller as a result of the Seller entering into this First Avianca Leasing Assignment.

4	AVIANCA’s JOINT AND SEVERAL LIABILITY

Avianca shall be bound, responsible and liable, on a joint and several basis with Avianca Leasing, for all covenants, undertakings, obligations, duties, responsibilities and liabilities under the Avianca Leasing Agreement.

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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Notwithstanding the terms of this First Avianca Leasing Assignment, the Parties hereby agree that the Seller shall not and shall not be required to transfer the title to or deliver any of the Assigned Avianca Leasing Aircraft to Avianca Leasing. In all circumstances, title to such Aircraft shall be transferred and delivery made to Avianca thereunder.

5	AMENDMENTS AND ADJUSTMENTS

With effect from the Effective Date, the Avianca Leasing Agreement shall include all of the terms and conditions of the Avianca Holdings Agreement except as set out in this Clause 5 and in Clause 6.

5.1	For the Avianca Leasing Agreement, Clause 1 of the Avianca Holdings Agreement shall be replaced with the following text:

QUOTE

1	SALE AND PURCHASE

The Seller shall sell and deliver and the Buyer shall buy and take delivery of [ ]) A320 Family Aircraft on the applicable Delivery Date at the Delivery Location upon the terms and conditions contained in this Agreement.

UNQUOTE

5.2	For the Avianca Leasing Agreement, references to the Buyer’s account in Clause 5.1 of the Avianca Holdings Agreement shall be replaced with the following text:

QUOTE

BENEFICIARY BANK:	[***]
ACCOUNT No:	[***]
SWIFT BIC:	[***]
ABA No:	[***]

INTERMEDIARY BANK:	[***]
ADDRESS:	[***]
SWIFT BIC:	[***]
BENEFICIARY:
ACCOUNT No:	[***]

UNQUOTE

5.3	For the Avianca Leasing Agreement, the delivery schedule indicated in Clauses 9.1.1.1 and 9.1.1.2 of the Avianca Holdings Agreement shall be replaced by the delivery schedule below:

[***]

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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5.4	For the Avianca Leasing Agreement, Clause 22.2 of the Avianca Holdings Agreement shall be amended to add Avianca and Avianca Leasing as additional addressees:

Aerovías del Continente Americano S.A. – Avianca

Email: fleet@avianca.com

This email is for all Avianca’s subsidiaries and Affiliates

Avianca Leasing L.L.C.

Attention: Secretary General

Avenida El Dorado No. 59-15 Piso 10

Bogotá – Colombia

Email: fleet@avianca.com

5.5	For the Avianca Leasing Agreement, Clause 5.10 of the Avianca Holdings Agreement shall be deleted in its entirety and replaced by the following provisions:

QUOTE

5.10	Set-Off

The Seller may set-off any [***] obligation owed by the Buyer and/or Avianca Holdings S.A. and/or Aerovias Del Continente Americano S.A. Avianca and /or Grupo TACA Holdings Limited (individually or collectively the “Relevant Set-Off Parties”), to the Seller and/or its Affiliates against any obligation (whether or not matured) owed by the Seller to any of the Relevant Set-Off Parties (it being understood that if this obligation is unascertainable it may be estimated reasonably and in good faith and the set-off made in respect of such estimate), regardless of the place of payment or currency, [***].

5.6	For the Avianca Leasing Agreement, Clause 5.11 of the Avianca Holdings Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

5.11	Cross-Collateralisation

5.11.1	The Buyer hereby agrees that, notwithstanding any provision to the contrary in this Agreement, in the event that:

(a)	the Buyer should fail to make any[***] payment owing under this Agreement, or

(b)

the Buyer and/or Avianca Holdings S.A. and/or Aerovias Del Continente Americano S.A. Avianca and/or Grupo TACA Holdings Limited and/or any of their respective Subsidiaries (collectively, the “Relevant Parties”) on the one hand, should fail to make any [***] payment owing to Seller and/or any of the Seller’s

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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Affiliates on the other hand, under any other agreement (individually, an “Other Agreement”), then the Seller may:

(i)

withhold payment to the Relevant Parties of any sums that may be due to or claimed by the Relevant Parties from the Seller or its Affiliates pursuant to this Agreement or any Other Agreement, including Predelivery Payments, unless or until the default under this Agreement or the Other Agreement is cured or remedied; and

(ii)

apply any amount of any Predelivery Payment it then holds under this Agreement in respect of any of the Aircraft as well as any other monies held pursuant to any Other Agreement (collectively the “Relevant Amounts”) in such order as the Seller deems appropriate in satisfaction of any amounts due and unpaid by any of the Relevant Parties and to compensate for any losses and/or damages the Seller or its Affiliates may suffer as a result of any of the Relevant Parties’ failure to make payments in a timely manner under this Agreement or any Other Agreement. The Buyer acknowledges that the application of any of the Relevant Amounts as aforesaid may result in any of the Relevant Parties being in default (unless such default is otherwise cured or remedied) in relation to the agreement in respect of which such Relevant Amounts were originally granted or required to be paid, as the case may be.

The rights granted to the Seller in the preceding paragraphs (i) and (ii) are without prejudice and are in addition to and shall not be deemed a waiver of any other rights and remedies the Seller or its Affiliates may have at law or under this Agreement or any Other Agreement, including the right of set-off.

5.11.2

In the event that the Seller applies any amount of any Predelivery Payment it then holds under this Agreement in respect of any of the Aircraft in satisfaction of the amount due and unpaid by any of the Relevant Parties or to compensate for losses and/or damages to the Seller or its Affiliates as a result of any of the Relevant Parties’ failure to make payment in a timely manner under this Agreement or any Other Agreement, then the Seller shall notify the Buyer to that effect. Within three (3) Business Days of issuance of such notification, the Buyer shall pay by wire transfer of funds immediately available to the Seller the portion of the Predelivery Payment that has been applied by the Seller as set forth above.

Failure of the Buyer or any other Relevant Party to pay such amount in full, shall entitle the Seller to collect interest on such unpaid amount in accordance with Clause 5.7 hereof from the fourth (4th) Business Days following the Seller’s written request to the Buyer for such payment.

UNQUOTE

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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5.7	For the Avianca Leasing Agreement, Clause 9.1.1.4 of the Avianca Holdings Agreement is hereby deleted in its entirety

6	APPLICABILITY

6.1

The following clauses to the Avianca Holdings Agreement shall not be assigned to the New Buyer and all of the rights, title, benefits and interests and all of the obligations and liabilities under the following clauses to the Avianca Holdings Agreement shall remain vested with Avianca Holdings:

(a)

Clause 5.3.5 to the Avianca Holdings Agreement provided that the Seller’s right to exercise any remedies provided for in Clause 5.3.5 with respect to the Assigned Avianca Leasing Aircraft are not affected;

(b)	Clause 14 to the Avianca Holdings Agreement;

(c)	Clause 15 to the Avianca Holdings Agreement; and

(d)	Clause 16 to the Avianca Holdings Agreement.

The New Buyer agrees that (i) any and all actions and/or inactions taken by Avianca Holdings pursuant to the above specified clauses and (ii) any amendments to the above specified clauses by Avianca Holdings and the Seller, are hereby approved and do not require Avianca Leasing’s prior consent.

6.2

The following Letter Agreements to the Avianca Holdings Agreement shall not be assigned to the New Buyer and all of the rights, title, benefits and interests and all of the obligations and liabilities under the following Letter Agreements shall remain vested with Avianca Holdings:

(a)	Letter Agreement N[***] to the Avianca Holdings Agreement ([***] );

(b)	Letter Agreement N[***] to the Avianca Holdings Agreement ([***] [ ]);

(c)	Letter Agreement N°6 to the Avianca Holdings Agreement (Product Support);

(d)	Letter Agreement N[***] to the Avianca Holdings Agreement ([[***] );

(e)	Letter Agreement N°8 and Letter Agreement N°8A to 8N to the Avianca Holdings Agreement (Performance Guarantees);

(f)	Letter Agreement N[***] to the Avianca Holdings Agreement ([***]]);

(g)	v

(h)	Letter Agreement N°11 to the Avianca Holdings Agreement [***];

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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(i)

Clause [***] of Letter Agreement N°[[***] to the Avianca Holdings Agreement [***] ) provided that the Seller’s right to exercise any remedies provided for in Clause[***] of Letter Agreement N[***] to the Avianca Holdings Agreement with respect to the Assigned Avianca Leasing Aircraft are not affected; and

(j)	Letter Agreement N°15 to the Avianca Holdings Agreement (Effective Date).

The New Buyer agrees that (i) any and all actions and/or inactions taken by Avianca Holdings pursuant to the above specified clauses and (ii) any amendments to the above specified clauses by Avianca Holdings and the Seller, are hereby approved and do not require the New Buyer’s prior consent.

6.3

Notwithstanding the assignment of the Agreement to the New Buyer pursuant to this First Avianca Leasing Assignment, the following provisions of the Avianca Holdings Agreement shall also remain vested with Avianca Holdings, as applicable:

(a)	Clause 0;

(b)	Clause 19;

(c)	Clause 21; and

(d)	Clause 22.3 to 22.12.

7	REPRESENTATIONS AND WARRANTIES

7.1	Each Party to this First Avianca Leasing Assignment represents and warrants to each other Party that:

(i)	it is duly established and validly existing under the laws of the place of its incorporation and has full power, authority and legal right to execute and perform this First Avianca Leasing Assignment;

(ii)	it has taken all necessary legal and corporate action to authorise the execution and performance of this First Avianca Leasing Assignment;

(iii)

its execution and delivery of this First Avianca Leasing Assignment, and the performance by it of its obligations hereunder, does not, and will not, violate any provision of its constitutive documents or any provision of any applicable law in any material respect; and

(iv)	this First Avianca Leasing Assignment constitutes a legal, valid and binding obligation of such Party in accordance with its terms.

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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7.2

As of the date hereof, each of Avianca Holdings and the Seller represents and warrants to each of the other Parties that it is not in default under the Agreement and has not created or granted any Encumbrance with respect to the Agreement so far as it relates to the Assigned Avianca Leasing Aircraft or its rights thereunder.

8	INDEMNITY

The New Buyer shall indemnify and hold harmless the Seller for:

8.1

any liabilities, costs, expenses and obligations arising out of this First Avianca Leasing Assignment which would not have been incurred by the Seller had the First Avianca Leasing Assignment not occurred, including, without limitation, liabilities, costs, expenses and obligations relating to (1) any amendment to the Specification of any Assigned Avianca Leasing Aircraft (as such has been agreed between Avianca Holdings and the Seller in accordance with the terms of the Agreement with respect to the Aircraft); or (2) the performance of any additional work on the Assigned Avianca Leasing Aircraft beyond what is currently contemplated in the Agreement with regard to the Aircraft; and

8.2

all reasonable out-of-pocket costs and expenses incurred by the Seller (including all reasonable costs and expenses relating to external legal and tax advice) in connection with the negotiation, preparation and execution of any of the agreements and arrangements contemplated by this First Avianca Leasing Assignment, such amounts to be borne by the New Buyer.

9	FUTURE AMENDMENTS

No amendment, modification or waiver in respect of this First Avianca Leasing Assignment will be effective unless in writing (including a writing evidenced by a facsimile or e-mail transmission) and executed by each of the Parties.

10	GOVERNING LAW

THIS FIRST AVIANCA LEASING ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Each of the Parties (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the state of New York, New York County, or the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this First Avianca Leasing Assignment, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit, action or proceeding which is referred to in Clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this First Avianca Leasing Assignment or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts.

THE PARTIES HEREBY ALSO AGREE THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS 1988 WILL NOT APPLY TO THIS TRANSACTION.

11	NOTICES

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this First Avianca Leasing Assignment is identified with its name below or in any substitute details which that Party may notify to the other Parties by not less than fifteen (15) Business Days’ notice.

(i)	In the case of Avianca Holdings:

Attention: Secretary General

Avenida El Dorado No. 59-15 Piso 10

Bogotá – Colombia

Email: fleet@avianca.com

(ii)	In the case of Avianca Leasing:

Avianca Leasing L.L.C.

Attention: Secretary General

Avenida El Dorado No. 59-15 Piso 10

Bogotá – Colombia

Email: fleet@avianca.com

(iii)	In the case of Avianca:

Aerovías del Continente Americano S.A. – Avianca

Email: fleet@avianca.com

This email is for all Avianca’s subsidiaries and Affiliates

(iv)	In the case of the Seller:

Airbus S.A.S.

1 Rond-Point Maurice Bellonte

31707 Blagnac Cedex

France

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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Fax:           +33 (0)5 61 93 49 81

Attention:   Vice-President Contracts Division

12	REFERENCE

Any future reference to (a) the Agreement in relation to any of the Assigned Avianca Leasing Aircraft in any document or instrument in connection therewith, shall, after the Effective Date, be deemed to be a reference to the Avianca Leasing Agreement and (b) the “Buyer” under the Avianca Leasing Agreement, as assigned, or in any other document or instrument, and in any case in relation to any of the Assigned Avianca Leasing Aircraft, shall, after the Effective Date, be deemed to be a reference to Avianca Leasing.

13	ONWARD TRANSFER OF RIGHTS

Avianca Leasing agrees that it may not assign, novate, transfer, sell, delegate or otherwise deal with or dispose of any of its rights hereunder or under the Avianca Leasing Agreement without the prior written consent of the Seller.

14	CONFIDENTIALITY

This First Avianca Leasing Assignment (and its existence) shall be treated by all of the Parties as confidential in accordance with Clause 22.12 of the Avianca Holdings Agreement and the Avianca Leasing Agreement.

15	ENTIRE AGREEMENT

This First Avianca Leasing Assignment constitutes the entire agreement between the Parties and supersedes all previous negotiations, representations, undertakings and agreements heretofore made between the parties with respect to its subject matter.

16	COUNTERPARTS

This First Avianca Leasing Assignment (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

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IN WITNESS WHEREOF, the parties hereto have executed this Consent in three (3) originals on

December                     2014

AVIANCA HOLDINGS S.A.

Name:

Title:

Signature:

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

Name:

Title:

Signature:

AVIANCA LEASING L.L.C

Name:

Title:

Signature:

AIRBUS S.A.S.

Name:

Title:

Signature:

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

CT1004409 - First Avianca Leasing Assignment - December 2014	Page 16 of 17

Exhibit A

[[***]

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

CT1004409 - First Avianca Leasing Assignment - December 2014	Page 17 of 17